SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2016

Manasota Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	333-71773	65-0840565
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. 0. Box 14302; Bradenton, Florida 34280 (Address of principal executive offices)

(941) 776-8233 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 3.01	Unregistered Sales of Equity Securities.

Effective March 21, 2016, Manasota Group, Inc. f/k/a Horizon Bancorporation, Inc. (the “Company” or “we”) issued 2,000,000 shares (the “Shares”) of the Company’s Common Stock, $.01 par value, to each of four purchasers for the purchase price of $.01 per Share. The total consideration received by the Company was $20,000 in cash.

The Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The Shares were exempt from registration under 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the very limited number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The purchasers, three of whom are directors of the Company, had the necessary investment intent, having received share certificates bearing a legend stating that such securities are restricted under Rule 144(a)(3) of the Securities Act.

Item 4.01	Change in Registrant’s Certifying Accountants.

Effective March 22, 2016, the Company engaged Goldstein Schechter Koch, PA (the “New Accounting Firm”), as its principal accountant to audit the Company’s financial statements for the fiscal years ending December 31, 2013, 2014 and 2015. Warren Averett, LLC (“Warren Averett”) had last acted as the Registrant’s principal accountant for the fiscal year ending December 31, 2012. The Company decided, by action of the Audit Committee of its Board of Directors, not to renew such firm’s engagement going forward.

Warren Averett’s report on our financial statements for either of the past two fiscal years or for the fiscal years ended December 31, 2011 and 2012, did not contain an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principle. By the same token, there were no disagreements during such periods, or during the subsequent interim period preceding March 22, 2016, between the Company and Warren Averett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company has not consulted with the New Accounting Firm during its two most recent fiscal years, or during any subsequent interim period prior to its appointment as the principal accountant, either with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that Warren Averett furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement.

A copy of the letter from Warren Averett is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Change in Control of Registrant.

Effective March 21, 2016, there occurred a change in the control of the Company. In this connection:

(1)	The persons who acquired control were: Charles S. Conoley, Daniel D. Dinur, M. Shannon Glasgow and Barclay Kirkland, D.D.S (the “Purchasers”). Messrs. Conoley, Glasgow and Kirkland have served and continue to serve as three of the Company’s five members of the Board of Directors.

(2)	The transaction which resulted in the change in control consisted of a purchase by the Purchasers the aggregate of 2,000,000 shares of the Company’s Common Stock, $.01 par value, i.e. the Shares.

(3)	The Shares which are now beneficially owned by the Purchasers constitute 2,000,000 out of 3,770,139, or approximately 53% of the total number of shares of Common Stock outstanding.

(4)	The consideration paid by the Purchasers consisted of $20,000 in cash.

(5)	The source of funds used by the Purchasers was their respective personal funds.

(6)	Not Applicable.

(7)	Not Applicable.

(8)	The transaction did not result in a change of the Company’s status as a shell company, nor did it result in a change in the Company’s operations.

There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter re: Change in Certifying Accountants, dated March 24, 2016*.

* field  herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manasota Group, Inc. Registrant

Date: March 24, 2016	By:
Charles S. Conoley President and Chief Executive Officer (Principal Executive Officer)